                              EXHIBIT 21

                      SUBSIDIARIES OF REGISTRANT
                               JURISDICTION OF                  PERCENT
NAME OF SUBSIDIARY             INCORPORATION                   OWNERSHIP
------------------             ---------------                 ---------
Hastings, Inc                  Ontario                           100%

HMC, Inc. <F3>                 Michigan                          100%
















_________________________________
<F3>  Formerly Douglas Corporation